                                                                  EXHIBIT 4.7.1

                                                         [EXECUTION COUNTERPART]

                                   FORM OF
                               AMENDMENT NO. 1

                 AMENDMENT NO. 1 dated as of December 5, 1994 between TURNER BROADCASTING SYSTEM, INC., a Georgia corporation (the "Company"), the Banks (as such term is defined below) party hereto and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) ("Chase"), as agent (the "Agent").

                 The Company, certain lenders (the "Banks") and the Agent are party to a Credit Agreement dated as of September 7, 1994 (as amended, supplemented and otherwise modified and in effect to but excluding the date hereof, the "Credit Agreement"). The Company has requested that the Banks agree, and the Banks party hereto are willing, to amend certain provisions of the Credit Agreement, all on the terms and conditions of this Amendment. Accordingly, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 Section 1. Definitions. Terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

                 Section 2. Amendments. Subject to the satisfaction of the conditions to effectiveness specified in Section 4 hereof, but with effect on and after the date hereof, the Credit Agreement shall be amended as follows:

                 A. Certain Defined Terms. Section 1.01 of the Credit Agreement shall be amended:

                 (1) by adding a sentence at the end of the definition of "Lien" therein reading as follows:

                          "For purposes of this Agreement, sales of accounts
                 receivable under any Permitted Receivables Facility shall not be deemed to constitute Liens."; and

                 (2) by adding the following new definition and inserting the same in the appropriate alphabetical location:

                          "Permitted Receivables Facility" shall mean a
                 receivables purchase facility entered into after December 5, 1994 pursuant to which the Company and/or one or more of its Subsidiaries may at any time or from time to time sell, on a non-recourse credit basis, accounts receivable arising in the ordinary course of business.





                                Amendment No. 1

                 B. Sale of Assets. Section 8.18 of the Credit Agreement shall be amended:

                 (1)      by deleting "and" at the end of paragraph (d) thereof;

                 (2) by replacing the period at the end of paragraph (e) thereof with "; and"; and

                 (3) by adding a new paragraph (f) thereto reading as follows:

                          "(f)  so long as no Event of Default shall have
                 occurred and then be continuing, the Company and its Subsidiaries may from time to time sell accounts receivable arising in the ordinary course of business under Permitted Receivables Facilities, provided that the aggregate face amount of all such accounts receivable sold thereunder may not exceed $300,000,000 at any one time outstanding."

                 C. Delivery of Permitted Receivables Facilities Agreements. The Credit Agreement shall be amended by adding a new Section 8.20 thereto reading as follows:

                 "8.20 Delivery of Permitted Receivables Facilities Agreements. On or prior to the date of effectiveness of the first sale of accounts receivable under each Permitted Receivables Facility, the Company shall give the Agent notice thereof (and the Agent shall notify the Banks thereof promptly), and shall deliver to the Agent a certified or conformed copy of each of the principal agreements executed and delivered in connection therewith. Promptly following each amendment, waiver and consent relating to a Permitted Receivables Facility, the Company shall give the Agent notice thereof (and the Agent shall notify the Banks thereof promptly), and shall deliver to the Agent a certified or conformed copy of each such amendment, waiver and consent."

                 Section 3. Representations and Warranties. The Company represents and warrants to the Banks and the Agent that:

                 (a) this Amendment has been duly and validly executed and delivered by the Company and constitutes the Company's legal, valid and binding obligation, enforceable against the Company in accordance with its terms; and

                 (b) after giving effect to this Amendment, (i) no Default shall have occurred and be continuing and (ii) the representations and warranties made by the Company in Section 7 of the Credit Agreement are true and correct on





                                Amendment No. 1
         and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

                 Section 4. Conditions To Effectiveness. The amendments to the Credit Agreement set forth in Section 2 hereof shall become effective, as of the date hereof, upon the receipt by the Agent of this Amendment, duly executed and delivered by the Company, each of the Banks and the Agent.

                 Section 5. Documents Otherwise Unchanged. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect, and each reference to the Credit Agreement and words of similar import in the Credit Agreement, as amended hereby, and the Notes shall be a reference to the Credit Agreement as amended hereby and as the same may be further amended, supplemented and otherwise modified and in effect from time to time.

                 Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

                 Section 7. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                 Section 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                        TURNER BROADCASTING SYSTEM, INC.


                                        By
                                           -------------------------
                                          Title:





                                Amendment No. 1

                                        THE CHASE MANHATTAN BANK
                                          (NATIONAL ASSOCIATION)


                                        By
                                           ------------------------------------
                                          Title:

                                        CREDIT LYONNAIS CAYMAN ISLAND
                                          BRANCH


                                        By
                                           ------------------------------------
                                          Title:

                                        THE LONG-TERM CREDIT BANK OF JAPAN,
                                          LTD.


                                        By
                                           ------------------------------------
                                          Title:

                                        THE TORONTO-DOMINION BANK


                                        By
                                           ------------------------------------
                                          Title:

                                        BANK OF AMERICA ILLINOIS


                                        By
                                           ------------------------------------
                                          Title:

                                        BANK OF AMERICA NATIONAL TRUST AND
                                          SAVINGS ASSOCIATION


                                        By
                                           ------------------------------------
                                          Title:





                                Amendment No. 1

                                        BANK OF MONTREAL


                                        By
                                           ----------------------------------
                                          Title:

                                        THE BANK OF NEW YORK COMPANY, INC.


                                        By
                                           ----------------------------------
                                          Title:

                                        THE BANK OF NOVA SCOTIA


                                        By
                                           ----------------------------------
                                          Title:

                                        CHEMICAL BANK


                                        By
                                           ----------------------------------
                                          Title:

                                        CREDIT SUISSE


                                        By
                                           ----------------------------------
                                          Title:


                                        By
                                           ----------------------------------
                                          Title:

                                        THE FIRST NATIONAL BANK OF BOSTON


                                        By
                                           ----------------------------------
                                          Title:





                                Amendment No. 1

                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By
                                           --------------------------------
                                          Title:

                                        FIRST UNION NATIONAL BANK OF
                                          GEORGIA


                                        By
                                           --------------------------------
                                          Title:

                                        THE INDUSTRIAL BANK OF JAPAN,
                                          LIMITED, ATLANTA AGENCY


                                        By
                                           --------------------------------
                                          Title:

                                        THE MITSUBISHI TRUST AND BANKING
                                          CORPORATION


                                        By
                                           --------------------------------
                                          Title:

                                        NATIONSBANK OF TEXAS, N.A.


                                        By
                                           --------------------------------
                                          Title:

                                        ROYAL BANK OF CANADA


                                        By
                                           --------------------------------
                                          Title:

                                        SHAWMUT BANK CONNECTICUT, N.A.


                                        By
                                           --------------------------------
                                          Title:





                                Amendment No. 1

                                        SOCIETE GENERALE


                                        By
                                           ----------------------------------
                                          Title:

                                        UNION BANK


                                        By
                                           ----------------------------------
                                          Title:

                                        THE BANK OF CALIFORNIA, N.A.


                                        By
                                           ----------------------------------
                                          Title:

                                        BANK OF HAWAII


                                        By
                                           ----------------------------------
                                          Title:

                                        CIBC INC.


                                        By
                                           ----------------------------------
                                          Title:

                                        THE FUJI BANK, LTD.


                                        By
                                           ----------------------------------
                                          Title:


                                        MIDLAND BANK, PLC


                                        By
                                           ----------------------------------
                                          Title:





                                Amendment No. 1

                                        PNC BANK, NATIONAL ASSOCIATION


                                        By
                                           ----------------------------------
                                          Title:

                                        CRESTAR BANK


                                        By
                                           ----------------------------------
                                          Title:

                                        THE NIPPON CREDIT BANK, LTD.


                                        By
                                           ----------------------------------
                                          Title:

                                        SWISS BANK CORPORATION,
                                          NEW YORK BRANCH


                                        By
                                           ----------------------------------
                                          Title:


                                        By
                                           ----------------------------------
                                          Title:


                                        THE TOKAI BANK, LIMITED


                                        By
                                           ----------------------------------
                                          Title:

                                        THE YASUDA TRUST AND BANKING CO.,
                                          LTD.


                                        By
                                           ----------------------------------
                                          Title:





                                Amendment No. 1

                                        THE CHASE MANHATTAN BANK
                                          (NATIONAL ASSOCIATION),
                                          as Agent


                                        By
                                           --------------------------------
                                          Title:





                                Amendment No. 1